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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                 HISTORICAL RATIOS OF EARNINGS TO FIXED CHARGES

                                                    Three Months
                                                   Ended March 31,                   Year Ended December 31,
                                                 ------------------    -----------------------------------------------------
                                                  2003        2002       2002      2001       2000         1999       1998
                                                 -------    -------    -------    -------    -------     -------     -------
                                                                            (dollars in thousands)
Earnings:
Income (loss) from continuing operations         $ 1,862    $   776    $ 4,677    $   990    $  (528)    $(2,593)    $(2,567)
 before income taxes
Fixed charges                                      1,482      1,420      5,782      2,742      1,817         433         146
                                                 -------    -------    -------    -------    -------     -------     -------
Total earnings                                   $ 3,344    $ 2,196    $10,459    $ 3,732    $ 1,289     $(2,160)    $(2,421)

Fixed charges:
Interest expense, including amortized            $ 1,420    $ 1,372    $ 5,564    $ 2,660    $ 1,723     $   371     $    98
  premiums, discounts and capitalized
  expenses related to indebtedness
Interest component of rental expense (1)              62         48        218         82         94          62          48
                                                 -------    -------    -------    -------    -------     -------     -------
Total fixed charges                              $ 1,482    $ 1,420    $ 5,782    $ 2,742    $ 1,817     $   433     $   146
                                                 -------    -------    -------    -------    -------     -------     -------

Ratio of historical earnings to fixed charges      2.26x      1.55x      1.81x      1.36x      0.71x      -4.99x     -16.58x
                                                 =======    =======    =======    =======    =======     =======     =======


                  PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES

                                                       Three
                                                       Months
                                                       Ended           Year Ended
                                                      March 31,       December 31,
                                                      --------          ----------
                                                        2003               2002
                                                      --------          ----------
                                                        (dollars in thousands)

Earnings:
Income (loss) from continuing operations              $  1,211            $ 13,307
  before income taxes
Fixed charges                                            5,513              21,973
                                                      --------            --------
Total earnings                                        $  6,724            $ 35,280

Fixed charges:
Interest expense, including amortized                 $  5,076            $ 20,384
  premiums, discounts and capitalized
  expenses related to indebtedness
Interest component of rental expense (1)                   437               1,589
                                                      --------            --------
Total fixed charges                                   $  5,513            $ 21,973
                                                      ========            ========


Ratio of pro forma earnings to fixed charges             1.22x               1.61x
                                                      ========            ========



(1) Represents 25% of rent expense, which management believes is representative of the interest component.